Exhibit 23.3
                                                                    ------------



                       Consent of Independent Accountants



As independent public accountants, we hereby consent to the use of our report on Mar Profundo Girassol, dated April 02, 2002, and to all references to our firm included in or made a part of this registration statement.


/s/ Francis Scheidecker
April 15, 2002